UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026 (September 16, 2026)

20/20 BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43128	57-2272107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15810 Gaither Road, Suite 235, Gaithersburg, MD	20877
(Address of principal executive offices)	(Zip Code)

240-453-6339
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AIDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on August 18, 2026, 20/20 Biolabs, Inc. (the “Company”) convened its annual meeting of stockholders of the Company (the “Annual Meeting”). At the Annual Meeting, the Company did not receive a sufficient number of votes with respect to Proposal 3 (Charter Amendment), so the Company adjourned the Annual Meeting with respect to Proposal 3 until September 16, 2026 at 10:00 a.m. Eastern Time (the “Adjourned Meeting”).

Holders of shares of the Company’s common stock at the close of business on June 22, 2026 were entitled to vote at the Adjourned Meeting. As of such date, there were 12,251,198 shares of common stock outstanding and entitled to vote. A total of 4,256,837 shares of common stock were represented in person or by valid proxies at the Adjourned Meeting, constituting a quorum.

The final results for the votes cast for Proposal 3 are set forth below. This Proposal is described in detail in the Company’s definitive proxy statement, dated June 23, 2026, the relevant portions of which are incorporated herein by reference.

Proposal 3: The Company’s stockholders approved an amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation to, among other things, increase the number of shares of common stock that the Company is authorized to issue from 50 million shares to 500 million shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
3,028,609	1,155,607	72,621

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	20/20 BIOLABS, INC.

/s/ Jonathan Cohen
	Name:	Jonathan Cohen
	Title:	Chief Executive Officer

2